UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2016

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Pine Street, Lodi, California	95240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 367-2300

Former name or former address, if changed since last report

 Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of March 29, 2016, the Board of Directors (the “Board”) of Farmers & Merchants Bancorp (the “Company”) approved certain amendments (the “Amendments”) to the Company’s Amended By-laws.  The following is a summary of the Amendments, which are stated in their entirety in Exhibit 3.1 to this Current Report on Form 8-K.

•          Added a new Section 7. 8 designating the state and federal courts located within the State of Delaware as the exclusive forums in which certain actions may be brought, including any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, any action asserting a claim arising pursuant to any provisions of the Delaware General Corporation Law or the Certificate of Incorporation or By-Laws and any action asserting a claim governed by the internal affairs doctrine;

•          Amended Section 2.6 to:

(a) prohibit at any meeting of stockholders called by the Company’s stockholders any item of business being transacted if the same or a substantially comparable matter (as determined by Company’s Board of Directors) had been submitted to the stockholders within the last twelve (12) months, unless approved by the Board;

(b) prohibit stockholders from calling a special meeting (i) with respect to any matter within twelve (12) months after any meeting of the stockholders at which the same or a substantially comparable matter (as determined by the Board) was included on the agenda, or (ii) if the purpose of the meeting was not lawful (as determined by the Board); and

(c) prohibit any special meeting of the stockholders from being called within one-hundred-twenty (120) days after the last annual meeting or within one-hundred-twenty (120) days of the upcoming annual meeting unless approved by the Board;

•          Amended Section 3.18 to modify certain director qualification requirements for candidates for the Board, including the residency requirement which would increase from two years to four years, and to add a share ownership requirement for eligibility to election to the Board of Directors, which requires that an individual must have held, directly or indirectly, shares of the Company for more than two years (unless election to the Board is approved by 2/3 of the members of the Board then in office).

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 3.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended By-Laws of Farmers & Merchants Bancorp, as amended, March 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2016

FARMERS & MERCHANTS BANCORP

	By:	/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended By-Laws of Farmers & Merchants Bancorp, as amended, March 29, 2016.